Exhibit 10.1

EIGHTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the “Eighth Amendment”), dated January 28, 2011, is by and among StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), the Subsidiaries of the Operating Company set forth on the signature pages hereto (together with the Operating Company, each individually a “Borrower” and collectively, the “Borrowers” and together with the General Partner and the Partnership, each individually a “Credit Party” and collectively, the “Credit Parties”), the Lenders, and Bank of America, N.A., a national banking association, as Administrative Agent for the benefit of the Lenders (in such capacity, the “Administrative Agent”), and as Swing Line Lender and L/C Issuer.

BACKGROUND

A. Pursuant to that certain Amended and Restated Credit Agreement, dated August 15, 2007, by and among the parties hereto, as amended by: (a) that certain First Amendment to Amended and Restated Credit Agreement, dated November 2, 2007; (b) that certain Second Amendment to Amended and Restated Credit Agreement, dated April 30, 2009; (c) that certain Third Amendment to Amended and Restated Credit Agreement, dated July 6, 2009; (d) that certain Fourth Amendment to Amended and Restated Credit Agreement, dated November 24, 2009; (e) that certain Fifth Amendment to Amended and Restated Credit Agreement, dated January 15, 2010; (f) that certain Sixth Amendment to Amended and Restated Credit Agreement, dated May 4, 2010; and (g) that certain Seventh Amendment to Amended and Restated Credit Agreement, dated September 22, 2010 (as amended, modified or otherwise supplemented from time to time, the “Credit Agreement”), the existing Lenders agreed, inter alia, to extend to the Borrowers (i) a revolving credit facility in the maximum aggregate principal amount of Forty-Five Million Dollars ($45,000,000), and (ii) an acquisition facility in the maximum aggregate principal amount of Fifty-Five Million Dollars ($55,000,000).

B. The Borrowers have requested that the Lenders consent to the use of a portion of the proceeds of the upcoming issuance of Equity Interests by the Partnership (the “Refinancing Issuance”), to occur on or prior to March 1, 2011 (the “Refinancing Date”), for the purpose of repaying in full all outstanding Senior Secured Notes, any prepayment fees and other transaction costs and expenses incurred in connection therewith (the “Senor Note Refinancing”) on such Refinancing Date.

C. In connection with the Senior Note Refinancing, the Borrowers have requested certain amendments to the Credit Agreement, including, without limitation, (a) an increase in the aggregate Revolving Credit Commitments to Fifty-Five Million Dollars ($55,000,000), (b) an increase in the aggregate Acquisition Commitments to Sixty-Five Million Dollars ($65,000,000), and (c) an extension of the Maturity Date, and the Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.

(a) General Rule. Except as expressly set forth herein, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b) Additional Definitions. The following additional definitions are hereby added to Section 1.01 (Defined Terms) of the Credit Agreement to read in their entirety as follows:

“Eighth Amendment” means the Eighth Amendment to this Agreement dated January 28, 2011.

“Refinancing Effective Date” means the first date on or before March 1, 2011, on which all of the following have occurred: (a) the Senior Note Refinancing; and (b) the holders of the outstanding Senior Secured Notes release any interest they have in the Collateral, in each case, pursuant to the payoff letter delivered pursuant to Section 11(b) of the Eighth Amendment.

“Senior Note Refinancing” means the repayment in full of all outstanding Senior Secured Notes, any prepayment fees and other transactional costs and expenses incurred in connection therewith.

(c) Amended and Restated Definitions. The following definitions in Section 1.01 (Defined Terms) of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

“Applicable Rate” means the applicable percentage per annum set forth below for Eurodollar Rate Loans, Letter of Credit Fees and Base Rate Loans, as determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate at any time received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate Loans and Letter of Credit Fees	Base Rate Loans
1	< 1.50:1	2.75%	1.75%
2	> 1.50:1 but < 2.50:1	3.25%	2.25%
3	> 2.50:1	3.75%	2.75%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the applicable Start Date; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such

Section, then Pricing Level 3 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered (until the first Business Day after the date which such Compliance Certificate is actually delivered which demonstrates another Pricing Level is applicable). Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (c).

“Arranger” means Merrill Lynch, Pierce, Fenner & Smith, Incorporated, successor to Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager, together with any successor thereto.

“Fee Letter” means the letter agreement, dated March 15, 2007, among the Partnership, the Administrative Agent and the Arranger, and any other similar letter setting forth fees to be paid by any Credit Party to the Administrative Agent and/or the Arranger in connection with this Agreement, each as may be amended, restated, modified, extended, renewed, replaced or supplemented from time to time.

“Maturity Date” means, as to each of the Acquisition Facility and the Revolving Credit Facility, January 29, 2016; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

(d) Amendment to Definition of “Consolidated EBITDA”. The definition of “Consolidated EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended by amending and restating in its entirety Subsection (h), as follows:

“(h) reasonable fees, costs and expenses, without duplication, incurred in connection with (i) the Seventh Amendment and the related amendment to the Note Purchase Agreement, (ii) the Eighth Amendment and Refinancing Issuance (as defined therein), (iii) the Senior Note Refinancing, (iv) any future amendment, restatement, supplement or other modification of this Agreement or any of the other Credit Documents, and (v) to the extent permitted hereunder, the issuance of Equity Interests and debt securities by the Partnership (it being agreed that the addback described in this clause (h) shall be permitted with respect to each amendment or other transaction described in this clause (h) irrespective of whether such amendment or transaction is actually consummated);”

2. Amendment to Section 2.14. Upon the Refinancing Effective Date, Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.14 [Intentionally Omitted]”

3. Amendment to Section 2.15. Upon the Refinancing Effective Date, Section 2.15 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.15 [Intentionally Omitted]”

4. Amendment to Section 7.11. Upon the Refinancing Effective Date, Section 7.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

7.11 Financial Covenants.

(a) Minimum EBITDA. Permit Consolidated EBITDA for any Measurement Period to be less than the sum of (i) $52,000,000 plus (ii) 80% of the aggregate of all Consolidated EBITDA for each Permitted Acquisition completed after the Refinancing Effective Date (the “Permitted Acquisition Step-Up”).

(b) Minimum Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any Measurement Period ending in any year set forth below, to be less than the ratio set forth to the right of such year.

Year	Required Consolidated Fixed Charge Coverage Ratio

2010 and 2011	1.15x

2012 and thereafter	1.20x

(c) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio to be greater than: (i) 3.75 to 1.0 for the Measurement Period ended December 31, 2010, and (ii) 3.65 to 1.0 for any Measurement Period ending thereafter.

(d) Maximum Maintenance Capital Expenditures. Permit the Maintenance Capital Expenditures for any Measurement Period ending in any year set forth below to exceed the amount set forth to the right of such year.

Year	Maximum Maintenance Capital Expenditures

2010 and 2011	$4,600,000

2012	$5,200,000

2013	$5,800,000

2014 and thereafter	$6,500,000

5. Consent to Senior Note Refinancing. Notwithstanding any provisions of the Credit Agreement to the contrary and subject to the representations set forth herein, the Lenders hereby consent to the use of a portion of the proceeds of the Refinancing Issuance, on or prior to March 1, 2011, to effect the Senior Note Refinancing on the Refinancing Date.

6. Consent to Reinstatement of Acquisition Commitments.

(a) Each Lender hereby consents and agrees to the reinstatement of availability under its Acquisition Commitment in an amount equal to the principal amount of such Lender’s Acquisition Loans prepaid on the Refinancing Date; provided, however, that any Acquisition Borrowing in excess of Five Million Dollars ($5,000,000) after the Refinancing Date (exclusive of outstanding Acquisition Loans as of the date hereof after giving effect to the prepayment described above) shall be subject to the satisfaction of the conditions set forth in clause (b) below. Each Borrower hereby acknowledges and agrees that the Acquisition Notes (including those delivered pursuant to this Eighth Amendment) evidence their obligation to repay Acquisition Loans outstanding under the Acquisition Facility whether such Acquisition Loans were made prior to or after the reinstatement of availability under the Acquisition Commitments described in the prior sentence.

(b) The Lenders’ obligation to fund Acquisition Loans in excess of Five Million Dollars ($5,000,000) requested to be borrowed after the Refinancing Date shall be subject to the Administrative Agent’s receipt, in form and substance reasonably satisfactory to the Administrative Agent, of the following (the “Restated Mortgage Deliveries”): (i) amendments and restatements of each of the Mortgages, addressing, inter alia, the amendments set forth in this Eighth Amendment and/or any amendment and restatement of the Credit Agreement (the “Restated Mortgages”); (ii) commitments to issue date down endorsements to each policy together with copies of exception documents with respect to matters arising of record after the date of the underlying policy or last date down endorsement thereto; (iii) surveys or survey affidavits of no change, to the extent requested by the Administrative Agent; (iv) bring-down title policies and/or endorsements (subject to local practice); (v) flood insurance confirmations or certificates, as applicable, to the extent requested by the Administrative Agent; (vi) legal opinions from Blank Rome or local counsel, as applicable, with respect to each of the Restated Mortgages; and (vii) and such other related real estate documents as are reasonably requested by the Administrative Agent.

7. Commitment Increases; Amendment and Restatement of Schedules and Exhibits. Upon the Refinancing Effective Date:

(a) the Lenders’ (i) aggregate Revolving Credit Commitments will be increased in an amount of $10,000,000, and (ii) aggregate Acquisition Commitments will be increased in an amount of $10,000,000 (in addition to the reinstatement of availability under the Acquisition Commitments described in Section 6(a) above), in each case, as more fully set forth on Schedule 2.01 attached to this Eighth Amendment;

(b) Schedule 2.01 shall hereby be amended, restated and replaced by Schedule 2.01 attached to this Eighth Amendment and each Lender’s Commitments shall be restated in the amounts set forth thereon; provided that, any Loan not repaid on the Refinancing Date shall be treated as being made under such restated Commitments; and

(c) Exhibit D (Compliance Certificate) shall hereby be amended, restated and replaced by Exhibit D attached to this Eighth Amendment.

8. Continued Effectiveness. Upon the Refinancing Effective Date, the Security Documents shall continue to secure all Obligations to the Secured Parties under the Credit Documents, and the Intercreditor Agreement shall continue to evidence an agreement among the Credit Parties and the Secured Parties; provided, that the terms of the Credit Agreement, including, without limitation, the provisions of Sections 2.05 and 8.03 of the Credit Agreement, shall govern any sharing provisions with respect to the Collateral or proceeds thereof, and any mandatory repayment provisions, notwithstanding any provisions of the Intercreditor Agreement.

9. Post-Closing Covenants. Following the Refinancing Effective Date, but not later than the date that is 90 days after the Refinancing Effective Date (or in the case of the Notes of any Lender described in clause (c) below, such earlier date as may be reasonably requested by such Lender): (a) the Borrowers shall deliver to the Collateral Agent the Restated Mortgages, and, in connection therewith, shall amend and restate the Security Agreement and the Pledge Agreement, each based on the existing agreements and such other modifications as may be approved by Required Lenders; (b) the parties hereto shall enter into an amended and restated Credit Agreement, based on the Credit Agreement as amended by this Eighth Amendment and such other modifications as may be approved by Required Lenders; (c) the Borrowers shall deliver to the Administrative Agent on behalf of the Lenders amended and restated Notes reflecting each Lender’s Commitments revised pursuant to the Eighth Amendment; (d) together with the Restated Mortgages, the Borrowers shall deliver to the Collateral Agent each of the other Restated Mortgage Deliveries; and (e) the Borrowers shall deliver to the Administrative Agent all other customary deliveries relating to the above, including, without limitation, (i) opinions of counsel (including local counsel) to the Credit Parties (which shall cover, among other things, authority, legality, validity, binding effect and enforceability of such restated documents and the continued perfection of the Collateral), in each case, in form and substance reasonably satisfactory to the Administrative Agent, and such authorizing resolutions, certificates and other documents as the Administrative Agent shall reasonably require, and (ii) satisfactory evidence that the Administrative Agent (on behalf of the Secured Parties) shall have a continuing valid and perfected first priority (subject to certain exceptions set forth in Credit Agreement) lien and security interest in the Collateral. The parties hereto agree that, upon restatement of the various Credit Documents described above, the Intercreditor Agreement shall terminate automatically, without further action of any party thereto. Each of the parties hereto authorizes and directs the Administrative Agent to take any actions necessary release the holders of the Senior Secured Notes from the Intercreditor Agreement and any other Security Documents upon the Refinancing Effective Date.

10. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that, as to such Credit Party and before and after giving effect to the Senior Note Refinancing:

(a) Representations. Each of the representations and warranties of or as to such Credit Party contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof as if made on and as of the date hereof, except to the extent such representation or warranty was made as of a specific date;

(b) Power and Authority. (i) Such Credit Party has the power and authority under the laws of its jurisdiction of organization and under its organizational documents to enter into and perform this Eighth Amendment and any other documents which the Administrative Agent requires such Credit Party to deliver hereunder (this Eighth Amendment and any such additional documents delivered in connection with the Eighth Amendment are herein referred to as the “Eighth Amendment Documents”); and (ii) all actions, corporate or otherwise, necessary or appropriate for the due execution and full performance by such Credit Party of the Eighth Amendment Documents have been adopted and taken and, upon their execution, the Credit Agreement, as amended by this Eighth Amendment and the other Eighth Amendment Documents will constitute the valid and binding obligations of such Credit Party enforceable in accordance with their respective terms, except as such enforcement may be limited by any Debtor Relief Law from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies;

(c) No Violation. The making and performance of the Eighth Amendment Documents will not (i) contravene, conflict with or result in a breach or default under any applicable law, statute, rule or regulation, or any order, writ, injunction, judgment, ruling or decree of any court, arbitrator or governmental instrumentality, (ii) contravene, constitute a default under, conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other agreement or instrument to which any Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) contravene or violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, any Credit Party;

(d) No Default. Immediately prior to and after giving effect to this Eighth Amendment, no Default or Event of Default has occurred and is continuing;

(e) No Material Adverse Effect. No Material Adverse Effect has occurred since December 31, 2009; and

(f) Organizational Documents. There have been no changes in the organizational documents of the Credit Parties since August 15, 2007 (or such later date as any such organizational documents were initial adopted), except as described on Annex 1 hereto or as previously disclosed to the Administrative Agent in writing, certified copies of which have been previously provided to the Lenders.

11. Conditions to Effectiveness of Eighth Amendment. This Eighth Amendment shall be effective upon the Administrative Agent’s receipt of the following, each in form and substance reasonably satisfactory to the Administrative Agent; provided that (i) the effectiveness of Section 1 (other than the restatement of the definitions of “Applicable Rate”, “Maturity Date” and “Swing Line Sublimit”) and Section 5 hereof shall not require receipt of the items described in (d) (Refinancing Issuance) or (j) (Lender Fees) below prior to their effectiveness; and (ii) the effectiveness of the restatement of the definitions of “Applicable Rate”, “Maturity Date” and “Swing Line Sublimit” in Section 1, Sections 2 through 4 and Sections 6 through 9 shall only occur if the Refinancing Effective Date occurs on or prior to March 1, 2011:

(a) Eighth Amendment. This Eighth Amendment, duly executed by the Credit Parties and the Lenders;

(b) Payoff Letter. A duly executed copy of a payoff letter with respect to the outstanding Senior Secured Notes under the Note Purchase Agreement, in favor of the Credit Parties and the Collateral Agent and in form and substance reasonably satisfactory to the Administrative Agent;

(c) High Yield Certificate. A certificate from the Partnership setting forth compliance with the requirements of the High Yield Note Indenture with respect to the increase in the commitments described herein;

(d) Refinancing Issuance. Evidence of the consummation of the Refinancing Issuance in an amount sufficient to complete the Senior Note Refinancing;

(e) Secretary’s Certificate. A master secretary’s certificate for each Credit Party, attaching customary deliveries;

(f) Good Standing Certificates. Subsistence or good standing certificates for each applicable Credit Party dated as of (i) a recent date in the case of certificates for the Partnership, the General Partner and the Operating Company, and (ii) dated after November 1, 2010 in the case of the other applicable Credit Parties;

(g) Legal Opinion. The legal opinion of Blank Rome with respect to the Credit Parties;

(h) Other Fees and Expenses. Payment to the Administrative Agent, in immediately available funds, of all amounts necessary to reimburse the Administrative Agent for the reasonable fees and costs incurred by the Administrative Agent in connection with the preparation and execution of this Eighth Amendment and any other Credit Document, including, without limitation, all fees and costs incurred by the Administrative Agent’s attorneys;

(i) Consent and Waivers. Copies of any consents or waivers necessary in order for the Credit Parties to comply with or perform any of its covenants, agreements or obligations contained in any agreement which are required as a result of any Credit Party’s execution of this Eighth Amendment, if any;

(j) Lender Upfront Fees. The Operating Company shall have paid to the Administrative Agent, for the account of each Lender, a fee (the “Upfront Fee”) equal to the sum of (a) 0.25% of the aggregate amount of such Lender’s Commitments as are in effect immediately following any prepayment of Acquisition Loans with proceeds of the Refinancing Issuance (the “Prepayment”) and prior to any reinstatement or increases of such Lender’s Commitments under this Eighth Amendment, and (b) 0.75% of the aggregate amount by which such Lender’s Commitments that are reinstated or increased, pursuant to the Eighth Amendment, following the Prepayment; provided, that if the Refinancing Issuance has not occurred on or prior to March 1, 2011, an Upfront Fee of $100,000, for the account of the Lenders based on their aggregate Commitments on March 1, 2011, shall instead be payable on such date, notwithstanding that the Refinancing Issuance has not occurred; and

(k) Other Documents and Actions. Such additional agreements, instruments, documents, writings and actions as the Administrative Agent may reasonably request.

12. No Waiver; Ratification. The execution, delivery and performance of this Eighth Amendment shall not (a) operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement or any other Credit Document and the agreements and documents executed in connection therewith or (b) except as expressly stated herein, constitute a waiver of any provision thereof. Except as expressly modified hereby, all terms, conditions and provisions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed by each of the Credit Parties. Nothing contained herein constitutes an agreement or obligation by the Administrative Agent or the Lenders to grant any further amendments to the Credit Agreement or any of the other Credit Documents.

13. Acknowledgments. To induce the Administrative Agent and the Lenders to enter into this Eighth Amendment, the Credit Parties acknowledge, agree, warrant, and represent that:

(a) Acknowledgment of Obligations; Collateral; Waiver of Claims. (i) the Credit Documents are valid and enforceable against, and all of the terms and conditions of the Credit Documents are binding on, the Credit Parties; (ii) the liens and security interests granted to the Collateral Agent, on behalf of the Secured Parties, by the Credit Parties pursuant to the Credit Documents are valid, legal and binding, properly recorded or filed and first priority perfected liens and security interests (subject to Permitted Liens); and (iii) the Credit Parties hereby waive any and all defenses, set offs and counterclaims which they, whether jointly or severally, may have or claim to have against each of the Secured Parties as of the date hereof.

14. No Waiver of Existing Defaults. No Default or Event of Default exists immediately before or immediately after giving effect to this Eighth Amendment. Nothing in this Eighth Amendment nor any communication between any Secured Party, any Credit Party or any of their respective officers, agents, employees or representatives shall be deemed to constitute a waiver of (i) any Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect, or (ii) any rights or remedies which any Secured Party has against any Credit Party under the Credit Agreement or any other Credit Document and/or applicable law, with respect to any such Default or Event of Default arising as a result of the foregoing representation proving to be false or incorrect in any material respect.

15. Binding Effect. This Eighth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16. Governing Law. This Eighth Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to the choice of law doctrine of the Commonwealth of Pennsylvania.

17. Headings. The headings of the sections of this Eighth Amendment are inserted for convenience only and shall not be deemed to constitute a part of this Eighth Amendment.

18. Counterparts. This Eighth Amendment may be executed in any number of counterparts with the same affect as if all of the signatures on such counterparts appeared on one document and each counterpart shall be deemed an original. Delivery of an executed counterpart of a signature page of this Eighth Amendment by telecopy or by electronic means shall be effective as delivery of a manually executed counterpart of this Eighth Amendment.

[Remainder Of Page Intentionally Left Blank, Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Eighth Amendment to Amended and Restated Credit Agreement as of the date first above written.

General Partner:

STONEMOR GP LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Partnership:

STONEMOR PARTNERS L.P.
By:	STONEMOR GP LLC
its General Partner

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Operating Company:

STONEMOR OPERATING LLC

By:	/s/ Paul Waimberg
Name:	Paul Waimberg
Title:	Vice President

Borrowers’ Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

Additional Credit Parties

Alleghany Memorial Park Subsidiary, Inc.

Altavista Memorial Park Subsidiary, Inc.

Arlington Development Company

Augusta Memorial Park Perpetual Care Company

Bethel Cemetery Association

Beth Israel Cemetery Association of Woodbridge, New Jersey

Birchlawn Burial Park Subsidiary, Inc.

Cedar Hill Funeral Home, Inc.

Cemetery Investments Subsidiary, Inc.

Chapel Hill Associates, Inc.

Chapel Hill Funeral Home, Inc.

Clover Leaf Park Cemetery Association

Columbia Memorial Park Subsidiary, Inc.

Cornerstone Family Insurance Services, Inc.

Cornerstone Family Services of New Jersey, Inc.

Cornerstone Family Services of West Virginia Subsidiary, Inc.

Covenant Acquisition Subsidiary, Inc.

Covington Memorial Funeral Home, Inc.

Covington Memorial Gardens, Inc.

Crown Hill Cemetery Association

Eloise B. Kyper Funeral Home, Inc.

Forest Lawn Gardens, Inc.

Forest Lawn Memorial Chapel, Inc.

Forest Lawn Memory Gardens, Inc.

Glen Haven Memorial Park Subsidiary, Inc.

Henry Memorial Park Subsidiary, Inc.

Highland Memorial Park, Inc.

Hillside Memorial Park Association, Inc.

KIRIS Subsidiary, Inc.

Lakewood/Hamilton Cemetery Subsidiary, Inc.

Lakewood Memory Gardens South Subsidiary, Inc.

Laurel Hill Memorial Park Subsidiary, Inc.

Laurelwood Holding Company

Legacy Estates, Inc.

Locustwood Cemetery Association

Loewen [Virginia] Subsidiary, Inc.

Lorraine Park Cemetery Subsidiary, Inc.

Modern Park Development Subsidiary, Inc.

Northlawn Memorial Gardens

Oak Hill Cemetery Subsidiary, Inc.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

Ohio Cemetery Holdings, Inc.

Osiris Holding Finance Company

Osiris Holding of Maryland Subsidiary, Inc.

Osiris Holding of Rhode Island Subsidiary, Inc.

Osiris Management, Inc.

Osiris Telemarketing Corp.

Perpetual Gardens.Com, Inc.

PVD Acquisitions Subsidiary, Inc.

Rockbridge Memorial Gardens Subsidiary Company

Rose Lawn Cemeteries Subsidiary, Incorporated

Roselawn Development Subsidiary Corporation

Russell Memorial Cemetery Subsidiary, Inc.

Shenandoah Memorial Park Subsidiary, Inc.

Sierra View Memorial Park

Southern Memorial Sales Subsidiary, Inc.

Springhill Memory Gardens Subsidiary, Inc.

Star City Memorial Sales Subsidiary, Inc.

Stephen R. Haky Funeral Home, Inc.

Stitham Subsidiary, Incorporated

StoneMor Alabama Subsidiary, Inc.

StoneMor California, Inc.

StoneMor California Subsidiary, Inc.

StoneMor Georgia Subsidiary, Inc.

StoneMor Hawaii Subsidiary, Inc.

StoneMor North Carolina Funeral Services, Inc.

StoneMor Ohio Subsidiary, Inc.

StoneMor Tennessee Subsidiary, Inc.

StoneMor Washington, Inc.

Sunset Memorial Gardens Subsidiary, Inc.

Sunset Memorial Park Subsidiary, Inc.

Temple Hill Subsidiary Corporation

The Valhalla Cemetery Subsidiary Corporation

Virginia Memorial Service Subsidiary Corporation

W N C Subsidiary, Inc.

Wicomico Memorial Parks Subsidiary, Inc.

Willowbrook Management Corp.

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

Alleghany Memorial Park LLC

Altavista Memorial Park LLC

Birchlawn Burial Park LLC

Cemetery Investments LLC

Cemetery Management Services, L.L.C.

Cemetery Management Services of Mid-Atlantic States, L.L.C.

Cemetery Management Services of Ohio, L.L.C.

CMS West LLC

CMS West Subsidiary LLC

Columbia Memorial Park LLC

Cornerstone Family Services of West Virginia LLC

Cornerstone Funeral and Cremation Services LLC

Covenant Acquisition LLC

Glen Haven Memorial Park LLC

Henlopen Memorial Park LLC

Henlopen Memorial Park Subsidiary LLC

Henry Memorial Park LLC

Juniata Memorial Park LLC

KIRIS LLC

Lakewood/Hamilton Cemetery LLC

Lakewood Memory Gardens South LLC

Laurel Hill Memorial Park LLC

Loewen [Virginia] LLC

Lorraine Park Cemetery LLC

Modern Park Development LLC

Oak Hill Cemetery LLC

Osiris Holding of Maryland LLC

Osiris Holding of Pennsylvania LLC

Osiris Holding of Rhode Island LLC

Plymouth Warehouse Facilities LLC

PVD Acquisitions LLC

Rockbridge Memorial Gardens LLC

Rolling Green Memorial Park LLC

Rose Lawn Cemeteries LLC

Roselawn Development LLC

Russell Memorial Cemetery LLC

Shenandoah Memorial Park LLC

Southern Memorial Sales LLC

Springhill Memory Gardens LLC

Star City Memorial Sales LLC

Stitham LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

StoneMor Alabama LLC

StoneMor Arkansas Subsidiary LLC

StoneMor Cemetery Products LLC

StoneMor Colorado LLC

StoneMor Colorado Subsidiary LLC

StoneMor Florida Subsidiary LLC

StoneMor Georgia LLC

StoneMor Hawaii LLC

StoneMor Hawaiian Joint Venture Group LLC

StoneMor Holding of Pennsylvania LLC

StoneMor Illinois LLC

StoneMor Illinois Subsidiary LLC

StoneMor Indiana LLC

StoneMor Indiana Subsidiary LLC

StoneMor Iowa LLC

StoneMor Iowa Subsidiary LLC

StoneMor Kansas LLC

StoneMor Kansas Subsidiary LLC

StoneMor Kentucky LLC

StoneMor Kentucky Subsidiary LLC

StoneMor Michigan LLC

StoneMor Michigan Subsidiary LLC

StoneMor Missouri LLC

StoneMor Missouri Subsidiary LLC

StoneMor North Carolina LLC

StoneMor North Carolina Subsidiary LLC

StoneMor Ohio LLC

StoneMor Oregon LLC

StoneMor Oregon Subsidiary LLC

StoneMor Pennsylvania LLC

StoneMor Pennsylvania Subsidiary LLC

StoneMor Puerto Rico LLC

StoneMor Puerto Rico Subsidiary LLC

StoneMor South Carolina LLC

StoneMor South Carolina Subsidiary LLC

StoneMor Washington Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

Sunset Memorial Gardens LLC

Sunset Memorial Park LLC

Temple Hill LLC

The Valhalla Cemetery Company LLC

Tioga County Memorial Gardens LLC

Virginia Memorial Service LLC

WNCI LLC

Wicomico Memorial Parks LLC

Woodlawn Memorial Park Subsidiary LLC

By:	/s/ Paul Waimberg
Paul Waimberg, as Vice President of Finance for each of the above-named Credit Parties

Borrowers’ Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Kathleen Carry

Name:	Kathleen Carry

Title:	Vice President

Administrative Agent’s Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender,
L/C Issuer and Swing Line Lender

By:	/s/ Kenneth G. Wood

Name:	Kenneth G. Wood

Title:	Senior Vice President

Lender’s Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

SOVEREIGN BANK

By:	/s/ Daniel R. Vereb

Name:	Daniel R. Vereb

Title:	Vice President

Lender’s Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

TD BANK, N.A.

By:	/s/ Peter L. Davis

Name:	Peter L. Davis
Title:	SVP

Lender’s Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

CAPITAL ONE, N.A.

By:	/s/ Allison Sardo

Name:	Allison Sardo
Title:	Senior Vice President

Lender’s Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

FIRST NIAGARA BANK, N.A., successor by merger to Harleysville National Bank and Trust Company

By:	/s/ Henry G. Kush Jr.

Name:	Henry G. Kush Jr.
Title:	VP

Lender’s Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

SUN NATIONAL BANK

By:	/s/ Christopher P. Kleczkowski

Name:	Christopher P. Kleczkowski
Title:	SVP

Lender’s Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

TRISTATE CAPITAL BANK

By:	/s/ Kent Nelson

Name:	Kent Nelson
Title:	SVP

Lender’s Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

BENEFICIAL MUTUAL SAVINGS BANK

By:	/s/ Andrew J. Niesen

Name:	Andrew J. Niesen
Title:	VP

Lender’s Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

FOX CHASE BANK

By:	/s/ Paul A. Pyfer

Name:	Paul A. Pyfer
Title:	Sr. Rel Mngr

Lender’s Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

RAYMOND JAMES BANK, FSB

By:	/s/ Garrett McKinnon

Name:	Garret McKinnon
Title:	Senior Vice President

Lender’s Signature Page to Eighth Amendment to Amended and Restated Credit Agreement

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Acquisition Commitment	Percentage of Acquisition Commitments	Revolving Credit Commitment	Percentage of Revolving Credit Commitments
Bank of America, N.A.	$11,781,250.00	18.1250%	$9,968,750.00	18.1250%
Sovereign Bank	$4,739,583.00	7.2917%	$4,010,417.00	7.2917%
TD Bank, N.A.	$10,697,918.00	16.4583%	$9,052,082.00	16.4583%
Capital One, N.A.	$10,427,083.00	16.0417%	$8,822,917.00	16.0417%
Sun National Bank	$2,979,167.00	4.5833%	$2,520,833.00	4.5833%
TriState Capital Bank	$4,604,167.00	7.0833%	$3,895,833.00	7.0833%
First Niagara Bank, N.A.	$2,302,083.00	3.5417%	$1,947,917.00	3.5417%
Beneficial Mutual Savings Bank	$2,302,083.00	3.5417%	$1,947,917.00	3.5417%
Fox Chase Bank	$6,770,833.00	10.4167%	$5,729,167.00	10.4167%
Raymond James Bank, FSB	$8,395,833.00	12.9167%	$7,104,167.00	12.9167%

Total:	$65,000,000.00	100.00%	$55,000,000.00	100.00%

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                 ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated August 15, 2007, as amended (as amended, modified or otherwise supplemented from time to time, the “Agreement”), the terms defined therein being used herein as therein defined), among StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”), each of the Subsidiaries of the Operating Company (each individually a “Borrower” and collectively, the “Borrowers”), StoneMor GP LLC, a Delaware limited liability company (the “General Partner”), StoneMor Partners L.P., a Delaware limited liability partnership (the “Partnership”, together with the General Partner and the Borrowers, each a “Credit Party” and collectively, the “Credit Parties”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender. Unless otherwise indicated, all capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                          of the General Partner, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Credit Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Credit Parties have delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Credit Parties ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Credit Parties have delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Credit Parties ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Partnership and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Credit Parties during the accounting period covered by such financial statements.

3. The review described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the fiscal period covered by the financial statements described in paragraph 1 above[, except as set forth below].

4. The representations and warranties of the Credit Parties contained in Article V of the Agreement and all representations and warranties of any Credit Party that are contained in any document furnished at any time under or in connection with the Credit Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate for the fiscal period covered thereby.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                             ,                         .

STONEMOR GP LLC

By:
Name:
Title:

For the Quarter/Year ended                                 , 201         (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I	Section 7.11(a) – Minimum EBITDA.

	A.	Consolidated EBITDA for Measurement Period ending on above date (the “Subject Period”):		$

		1.	Consolidated Net Income of the Partnership and its Subsidiaries for Subject Period:	$

		2.	Consolidated interest expense of the Partnership and its Subsidiaries for Subject Period:	$

		3.	Provision for income taxes for Subject Period:	$

		4.	Depreciation and amortization expenses for Subject Period:	$

		5.	Non-cash cost for Cemetery Property and real property sold for Subject Period:	$

		6.	Any extraordinary losses for Subject Period:	$

		7.	Losses from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for Subject Period:	$

		8.	Other non-cash items (including, without limitation, one-time charges associated with “cheap stock” compensation expense) for the Subject Period:	$

		9.	Reasonable fees, costs and expenses incurred in connection with the Transaction, the restructuring of the Existing Credit Agreement, the Note Purchase Agreement, the Seventh Amendment and the related amendment to the Note Purchase Agreement, the Eighth Amendment and Refinancing Issuance (as defined therein), the Senior Note Refinancing, any future amendment, restatement, supplement or other modification of this Agreement or any of the other Credit Documents, and to the extent permitted under the Credit Agreement, the issuance of Equity Interests and debt securities by the Partnership (it being agreed that the addback described above shall be permitted with respect to each amendment or other transaction described above irrespective of whether such amendment or transaction is actually consummated):	$

		10.	Any extraordinary gains for the Subject Period:	$

		11.	Gains from sales of assets other than inventory and Cemetery Property and real property sold in the ordinary course of business for the Subject Period:	$

		12.	The amount of non-cash gains (other than as a result of deferral of purchase price with respect to notes or installment sale contracts received in connection with the sales of Cemetery Property) for the Subject Period:	$

		13.	Other non-cash gains for the Subject Period:	$

		14.	Balance Sheet Adjustments (including 14a - any changes arising as a result of the Highland Capital Sale)	$

		14a	Adjustment for changes arising as a result of the Highland Capital Sale	$

		15.	Pro Forma Basis Adjustments	$

		16.	Consolidated EBITDA (Lines I.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 - 10 – 11 – 12 – 13 +/- 14 + 14a +/- 15):	$

	B.	$52,000,000		$

	C.	80% of Permitted Acquisition Step-Up		$

	D.	Minimum required: (Line I.B + I.C)		$

	E.	Excess (deficient) for covenant compliance (Line I.A.16 – I.D):		$

II	Section 7.11(b) – Minimum Consolidated Fixed Charge Coverage Ratio.

	A.	Consolidated EBITDA for Subject Period (Line I.A.16 above):		$

	B.	Cash dividends or distributions made by the Partnership for Subject Period:		$

	C.	Consolidated Fixed Charges for Subject Period:		$

	D.	Consolidated Fixed Charge Coverage Ratio ((Line II.A – II.B) ÷ Line II.C):	to 1.0

		Minimum required:	1.15 to 1.0 (2010 to 2011); 1.20 to 1.0 (2012 and thereafter)
III	Section 7.11(c) - Consolidated Leverage Ratio

	A.	Consolidated Funded Indebtedness for Subject Period:	$

	B.	Consolidated EBITDA for Subject Period (Line I.A.16 above):	$

	C.	Consolidated Leverage Ratio for Subject Period (Line III.A ÷ III.B):	to 1.0

		Maximum permitted:	3.75 to 1.0 until 12/31/10; 3.65 to 1.0 after 12/31/10 (thereafter)

IV	Section 7.11(d) – Maximum Maintenance Capital Expenditures

	A.	Capital Expenditures of the Partnership and any of its Subsidiaries for Subject Period:	$

	B.	Capital Expenditures of the Partnership and any of its Subsidiaries representing amounts paid in connection with improvements which enhance (as opposed to maintain) the value of property for Subject Period:	$

	C.	Capital Expenditures of the Partnership and any of its Subsidiaries representing amounts paid in connection with the purchase or construction of mausoleums for Subject Period:	$

	D.	Capital Expenditures of the Partnership and any of its Subsidiaries representing amounts paid in connection with Permitted Acquisitions for Subject Period:	$

	E.	Maintenance Capital Expenditures for Subject Period (Line IV.A – (IV.B + C + D):	$

		Maximum permitted:	2010, 2011 - $4,600,000 2012 - $5,200,000 2013 - $5,800,000 2014, thereafter - $6,500,000

ANNEX 1

None.